Exhibit 4.1

CONSONUS TECHNOLOGIES, INC.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 22, 2007, by and among Consonus Technologies, Inc., a Delaware corporation (the “Company”), Knox Lawrence International, LLC, a Delaware limited liability company (“KLI”), Michael G. Shook, an individual resident of the State of North Carolina (“M. Shook”), and William M. Shook, an individual resident of the State of North Carolina (“W. Shook”) (KLI, M. Shook and W. Shook are collectively referred to as the “Investors”).

R E C I T A L S

WHEREAS, pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated as of October 18, 2006, by and among the Company, Consonus Acquisition Corp., a Delaware corporation, Strategic Technologies, Inc., a North Carolina corporation, CAC Merger Sub, Inc., a Delaware corporation, and STI Merger Sub, Inc., a North Carolina corporation (the “Purchase Agreement”), the Company has agreed to grant the Investors certain registration rights with respect to the shares of the Company’s common stock (the “Common Stock”) issued to the Investors in the Mergers (as defined in the Purchase Agreement) on the terms and conditions set forth herein; and

WHEREAS, the Company and the Investors desire to define the registration rights of each such party on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meaning set forth below:

Commission:  shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended;

Initial Public Offering:  shall mean the initial public offering of shares of Common Stock pursuant to a Registration under the Securities Act;

Person:  shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

Register, Registered and Registration:  shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

Registrable Securities:  shall mean any shares of Common Stock issued to the Investors in connection with the Mergers, including without limitation, any shares of capital stock of the Company issued upon exercise of convertible securities or issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock referred to above;

Registration Expenses:  shall mean all expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all Registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all holders of Registrable Securities to be included in such Registration (selected by the Demanding Investor if it is a demand Registration and by the holders of a majority of the Registrable Securities requested to be included in a piggyback registration), blue sky fees and expenses and the expense of any special audits incident to or required by any such Registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

Security, Securities:  shall have the meaning set forth in Section 2(1) of the Securities Act;

Securities Act:  shall mean the Securities Act of 1933, as amended; and

Selling Expenses:  shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Investors other than fees and expenses of one counsel included in the Registration Expenses.

SECTION 2. REGISTRATION RIGHTS

(a)                                  Requested Registration.

(i)                                     Request for Registration. If the Company shall receive from an Investor (such Investor, the “Demanding Investor”) at any time after 180 days following the Initial Public Offering, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities held by the Investor, the Company will as soon as practicable use all commercially reasonable efforts to effect such Registration (including without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided that the Company shall not be obligated to effect, or take any action to effect, any such Registration pursuant to this Section 2(a) for any Investor:

(1)                                  After the Company has effected two (2) such Registrations pursuant to this Section 2(a) for such Investor and such Registrations have been declared or ordered effective;

(2)                                  If the Registrable Securities requested by the Investor to be Registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least $1,000,000; or

(3)                                  During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a Registration of securities in a Rule 145 transaction or, with respect to an employee benefit plan), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; provided, further, however, that the Company may only delay an offering pursuant to this Section 2(a)(i)(3) for a period of not more than ninety (90) days, if a filing of any other registration statement is not made within that period, and the Company may only exercise this right once in any twelve (12) month period.

(ii)                                  Other Stockholders. The registration statement filed pursuant to any such request of the Demanding Investor may, subject to the provisions of Section 2(a)(iv) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their Registrable Securities in any such Registration (“Other Stockholders”).

(iii)                               Assignment. The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any Permitted Transferee of Registrable Securities (who shall be entitled to all rights and bound by all obligations of this Agreement). For purposes hereof, a “Permitted Transferee” shall mean such Investor’s (A) Affiliates, spouse, parents, or lineal descendants, (B) a trust the beneficiaries of which are such Investor, such Investor’s spouse, parents, or lineal descendants, (C) a corporation the stockholders of which are only such Investor, such Investor’s spouse, parents, or lineal descendants, (D) a limited partnership, the general partner of which is (1) such Investor, such Investor’s spouse, parents, or lineal descendants, or (2) a corporation, limited partnership or limited liability company, the majority of the voting power of which is owned by such Investor, such Investor’s spouse, parents, or lineal descendants, (E) a limited liability company, the majority of the voting power of which is owned by such Investor, such Investor’s spouse, parents, or lineal descendants, or (F) in the case of KLI, any of KLI’s investors. The term “Affiliate” means, with respect to any Investor, (i) any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Investor, and (ii) any Person directly or indirectly owning or controlling 10% or more of the outstanding voting securities of such Investor.

(iv)                              Underwriting.

(1)                                  If the Investor(s) intend to distribute the Registrable Securities covered by their request for Registration by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2(a).

(2)                                  If Other Stockholders request inclusion in any such Registration, the Demanding Investor(s) shall offer to include the Registrable Securities of such Other Stockholders in the underwriting but may condition such offer on their acceptance of the further applicable provisions of this Section 2(a)(iv). The Investors and the Company shall (together with all Other Stockholders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company and acceptable to the Demanding Investor. Notwithstanding any other provision of this Section 2(a), if the representative of such underwriter or underwriters advises the Company and/or the Investors in writing that marketing factors require a limitation on the number of shares to be underwritten, the Registrable Securities held by Other Stockholders shall be excluded from such Registration to the extent so required by such limitation. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such Registration. If an Investor or any Other Stockholder who has requested inclusion in such Registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Demanding Investors. The Demanding Investors may elect to withdraw from such Registration. The first such withdraw from registration by a Demanding Investor shall not count as a demand by the Investor for purposes hereof (including without limitation, Section 2(a)(i)(1)). The Registrable Securities so withdrawn shall also be withdrawn from Registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such Registration if the representative of such underwriter or underwriters so agrees and if the number of Registrable Securities which would otherwise have been included in such Registration and underwriting will not thereby be limited.

(b)                                 Company Registration.

(i)                                     If the Company shall determine to Register any of its equity securities either for its own account or for the account of Other Stockholders, other than a Registration relating solely to employee benefit plans, or a Registration relating solely to a Commission Rule 145 transaction, or a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, or a Registration relating to the Company’s Initial Public Offering, the Company will:

(1)                                  promptly give to each Investor a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(2)                                  include in such Registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities held by an Investor specified in a written request made by such Investor within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of such Investor’s Registrable Securities.

(ii)                                  Underwriting. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise each Investor as a part of the written notice given pursuant to Section 2(b)(i)(1). In such event, the right of an Investor to Registration pursuant to this Section 2(b) shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein. In such case, each such Investor shall (together with the Company and the Other Stockholders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if such representative determines that marketing factors require a limitation on the number of shares to be underwritten, such representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the Registration and underwriting. The Company shall so advise each such Investor and any other holder of Registrable Securities requesting Registration, and the number of shares of Registrable Securities that are entitled to be included in the Registration and underwriting shall be allocated in the following manner:  the Registrable Securities held by such Investors and by Other Stockholders (other than Registrable Securities held by any such persons who by contractual right demanded such Registration) shall be excluded from such Registration and underwriting to the extent required by such limitation pro rata in accordance with the number of shares of Registrable Securities requested by such parties to be included in such Registration, by such minimum number of shares as is necessary to comply with such limitation. If any such holder of Registrable Securities disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

(c)                                  Over-allotment Option. If the Registration relating to the Company’s Initial Public Offering of the Company’s equity securities contemplates an “over-allotment option” on the part of the underwriters, to the extent such over-allotment is exercised, the over-allotment option shall be fulfilled through the Registration of the Registrable Securities of KLI and M. Shook at the same percentage of the total number of shares of Registrable Securities owned by each of KLI and M. Shook.

(d)                                 Expenses of Registration. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Section 2 shall be borne by the

Company, and all Selling Expenses shall be borne by the holders of the Registrable Securities so Registered pro rata on the basis of the number of their shares of Registrable Securities so Registered.

(e)                                  Registration Procedures. In the case of each Registration effected by the Company pursuant to this Section 2, the Company will keep each Investor advised in writing as to the initiation of each Registration and as to the completion thereof. At its expense, the Company will:

(i)                                     keep such Registration effective for a period of one hundred twenty (120) days or until each Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such one hundred twenty (120) day period shall be extended for a period of time equal to the period during which an Investor refrain from selling any Registrable Securities included in such Registration in accordance with provisions in Section 2(i) hereof; and (B) in the case of any Registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

(ii)                                  furnish such number of prospectuses and other documents incident thereto as an Investor from time to time may reasonably request;

(iii)                               notify each holder of Registrable Securities covered by such Registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(iv)                              furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Investors, addressed to the underwriter and to the holders of Registrable Securities participating in such Registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Investors, addressed to the underwriters and if permitted by applicable accounting standards, to the holders of Registrable Securities participating in such Registration.

(f)                                    Indemnification.

(i)                                     The Company will indemnify each Investor, each of its officers, directors, partners and members, and each person controlling such Investor, with respect to each Registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and will reimburse each Investor, each of its officers, directors, partners and members, and each person controlling such Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable to such Investor in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Investor or underwriter and stated to be specifically for use therein.

(ii)                                  Each Investor will, if Registrable Securities held by it are included in the securities as to which such Registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, and each person who controls the Company or such underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Investor, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Investor therein not misleading, and will reimburse the Company and such directors, officers, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the obligations of such Investor hereunder shall be limited to an amount equal to the net proceeds to such Investor of the Registrable Securities sold as contemplated herein.

(iii)                               Each party entitled to indemnification under this Section 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) and to the other parties hereto promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom;

provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv)                              If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)                                 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(vi)                              The foregoing indemnity agreement of the Company and each Investor is subject to the condition that, insofar as they relate to any loss, claim, liability or damage arising out of a statement made in or omitted from a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the “Final Prospectus”), such indemnity or contribution agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(g)                                 Information by the Investors. To the extent the Registrable Securities held by an Investor are included in any Registration, such Investor shall furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this Section 2.

(h)                                 Rule 144 Reporting.                                        With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without Registration, the Company agrees to:

(i)                                     make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times from and after ninety (90) days following the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)                                  use all commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(iii)                               so long as any Investor owns any Registrable Securities, furnish to such Investor, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing such Investor to sell any such securities without Registration.

(i)                                     In the event that the Company notifies the each Investor participating in a Registration (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of any Registration for amendments or supplements to a registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration or the initiation of any proceedings for that purpose or (iii) of the receipt by the Investor from the Company of any notification of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the registration statement or prospectus relating to any Registration, or any document incorporated or deemed to be incorporated therein by reference, so that, such registration statement or prospectus will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Suspension Notice”), the Investor will refrain from selling any Registrable Securities pursuant to the Registration (a “Suspension”) until the Investors receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable. The Company shall be entitled to exercise its right under this Section 2(i) to suspend the availability of a Registration for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(j)                                     Termination. The registration rights set forth in this Section 2 shall not be available to an Investor if all of the Registrable Securities held by such Investor (i) have been sold in a Registration pursuant to the Securities Act or pursuant to Rule 144, or (ii) are eligible for resale pursuant to Rule 144 during the following ninety (90) day period.

(k)                                  Limitation on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Investors holding a majority of the outstanding Registrable Securities then held by all the Investors, enter into any agreement with any other holder or prospective holder of any securities of the Company that would allow such other holder or prospective holder to include securities of the Company in any registration statement on terms more favorable than the terms on which the Investors may include shares of Registrable Securities in such Registration.

(l)                                     Holdback Agreements.

(i)                                     If and whenever the Company effects a Registration pursuant to Section 2, each Investor that holds Registrable Securities included in such Registration agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities within seven days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required) after the effective date of the registration statement relating to such Registration, except as part of such Registration; provided, however, that each such Investor only agrees to such restriction if and to the extent that all other holders of Registrable Securities included in such Registration (including without limitation, officers and directors of the Company) similarly agree not to effect any such sales or distributions during such periods.

(ii)                                  The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required) after the effective date of any such registration statement as described in Section 2(k)(i) (except as part of such Registration or pursuant to a Registration on Form S-4 or S-8 or any successor form). In addition, if requested by the managing underwriter, the Company shall use its commercially reasonable best efforts to cause each holder of Registrable Securities, to agree not to effect any such public sale or distribution of such Registrable Securities during such period, except as part of any such Registration if permitted, and to use its commercially reasonable efforts to cause each such holder to enter into a similar agreement to such effect with the Company.

SECTION 3. MISCELLANEOUS

(a)                                  Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b)                                 Governing Law; WAIVER OF JURY TRIAL. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state. EACH OF THE COMPANY AND EACH INVESTOR, BY ITS EXECUTION OF THIS AGREEMENT, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CLAIM RELATING THERETO.

(c)                                  Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(d)                                 Notices.

(i)                                     All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(1)                                  if to the Company, to Consonus Technologies, Inc., 301 Gregson Drive, Cary, North Carolina 27511 (facsimile: (919) 379-8100), Attn: Chief Executive Officer, or at such other address or facsimile number as the Company may have furnished to each Investor in writing in accordance with the terms hereof;

(2)                                  if to KLI, to 445 Park Avenue, 20th Floor, New York, NY 10022, (facsimile: (212) 202-4168), Attention: Nana Baffour, or at such other address or facsimile number as KLI may have furnished to the Company and the other Investors in writing in accordance with the terms hereof; and

(3)                                  if to M. Shook, to c/o Strategic Technologies, Inc., 301 Gregson Drive, Cary, NC 27511, (facsimile: (919) 379-8000), Attention: Mike Shook, or at such other address or facsimile number as M. Shook may have furnished to the Company and the other Investors in writing in accordance with the terms hereof.

(4)                                  if to W. Shook, to c/o Strategic Technologies, Inc., 301 Gregson Drive, Cary, NC 27511, (facsimile: (919) 379-8000), Attention: Will Shook, or at such other address or facsimile number as W. Shook may have furnished to the Company and the other Investors in writing in accordance with the terms hereof.

(ii)                                  Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(e)                                  Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investors by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(f)                                    Successors and Assigns. Subject to the restrictions on transfer described in clauses (i) and (ii) below, the rights and obligations of the Company and the Investors hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of such parties.

(i)                                     The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by an Investor without the prior written consent of the Company; provided, however, an Investor may assign its interest to its partners, limited partners or affiliates without the consent of the Company.

(g)                                 The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of each Investor.

(h)                                 Entire Agreement; Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings, agreements, commitments and undertakings (written or oral) of the parties hereto with respect to such subject matter. Any term of this Agreement may be amended and, except as otherwise provided herein, the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding a majority of the outstanding Registrable Securities then held by all the Investors; provided, however, that if any such amendment or waiver shall materially adversely affect an Investor in a manner different that the other Investors then the prior written consent of such materially adversely affected Investor shall be required in connection with such amendment or waiver.

(i)                                     Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)                                     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

(k)                                  Facsimile. This Agreement may be executed via facsimile.

- Signatures on following page -

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first set forth above.

CONSONUS TECHNOLOGIES, INC.

By:	/s/Michael G. Shook
Michael G. Shook, Chief Executive Officer

KNOX LAWRENCE INTERNATIONAL, LLC

By:	/s/Nana Baffour
Nana Baffour, Managing Principal

By:	/s/Michael G. Shook
Michael G. Shook, Individually

By:	/s/William M. Shook
William M. Shook, Individually

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT